Exhibit 99.1

SOY SLIM CORP.
3163 KENNEDY BOULEVARD
JERSEY CITY, NEW JERSEY 07306

December 15, 2006

Fresh Harvest Products, Inc.
280 Madison Avenue
Suite 1005
New York, New York 10016
ATT: MICHAEL FRIEDMAN

RE: FRESH HARVEST PRODUCTS, INC. AND SOY SLIM CORP.

Dear Mr. Friedman:

Please be advised that you have failed to comply with the contract that was entered into between Fresh Harvest and Soy Slim dated February 1, 2006. More specifically, you have failed to do the following:

1. You have not given us any plans for the distribution of the product.
2. You have failed to issue the compensation as enumerated in paragraph 4.

Insomuch as these two prior conditions have not been fulfilled, it is now the position of Soy Slim that this agreement is now null and void. We wish you well in any of your future endeavors.

Very truly yours,

Robert Gilbert

RG/mf